UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

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PHOTOMATICA, INC.
(Name of Registrant As Specified In Its Charter)

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Photomatica, Inc.
1881 Yonge Street
Toronto, Ontario M4S 3C4
Canada

INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
OF THE SECURITIES EXCHANGE ACT OF 1934 AND REGULATION 14C THEREUNDER

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
REQUESTED NOT TO SEND US A PROXY

Dear Shareholder:

The enclosed information statement is being furnished to shareholders of record on June 23, 2008 (the "Record Date") of Photomatica, Inc. ("Photomatica" or the "Company"), a Nevada corporation, in connection with the following actions taken by written consent of holders of a majority of the outstanding shares of our common stock entitled to vote on the following proposals:

(1)	To amend our Articles of Incorporation to change our name to "Secure Runway Systems Corp.", or such similar name as determined by the Board of Directors as described in this Information Statement; and

(2)	To adopt the 2008 Stock Option, SAR and Stock Bonus Consultant Plan.

SHAREHOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON JUNE 23, 2008 SHALL
BE ENTITLED TO RECEIPT OF THIS INFORMATION STATEMENT.

BY ORDER OF THE BOARD OF DIRECTORS,

July 22, 2008
/s/ Hilary Vieira
Hilary Vieira, Chief Executive Officer and President

Photomatica, Inc.
1881 Yonge Street
Toronto, Ontario M4S 3C4
Canada

INFORMATION STATEMENT FOR SHAREHOLDERS

The Board of Directors of Photomatica, Inc., a Nevada corporation (the "Company"), is furnishing this Information Statement to its shareholders in connection with a majority action of shareholders of the Company made by a written consent and memorandum of action without a meeting of the shareholders.

The actions approved by holders of a majority of the outstanding shares of common stock of the Company are:

(a)	the approval of a change in the Company's name to " Secure Runway Systems Corp." or such similar name as determined by the Board of Directors; and

(b)	the approval of the Company's 2008 Stock Option, SAR and Stock Bonus Consultant Plan.

All of the above matters have been approved by holders of approximately 51.2% of the outstanding shares of the Company’s common stock in accordance with Nevada corporate law. However, under federal law these proposals will not be effected until at least 20 days after this Information Statement has first been sent to the shareholders of the Company.

This Information Statement is first being mailed to shareholders on July 22, 2008.

QUESTIONS AND ANSWERS

Q:	What am I being asked to approve?

A:
You are not being asked to approve anything. This Information Statement is being provided to you solely for your information. Shareholders holding a majority of the outstanding voting common stock of the Company have already agreed to approve:

. a change in the name of the Company to “Secure Runway Systems Corp.," or such similar name as determined by the Board of Directors; and

. the Company's 2008 Stock Option, SAR and Stock Bonus Consultant Plan, described in this Information Statement.

Q:	Why have the Board of Directors and a majority of the shareholders agreed to approve these actions?

A:
The Company has recently changed the character of its business to the development of technology to scan airport runways that may be dangerous or otherwise cause damage to aircraft and the Board of Directors believe that a change in the name of the Company is desirable.

The Board of Directors of the Company has adopted the Company’s 2008 Stock Option, SAR and Stock Bonus Consultant Plan in order to attract and retain qualified executives and operating personnel by providing them with non-cash incentives.

Q:	What business is conducted by the Company?

A:
The Company is now engaged in the development of technology for scanning airport runways and facilities for debris and other obstacles, and has obtained patent rights to scanning equipment to be developed by the Company.

Q:	When do you expect to complete these transactions?

A:	Approximately twenty days after the date of mailing this Information Statement.

VOTING SECURITIES

General.Our Articles of Incorporation authorize the issuance of 75,000,000 shares of Common Stock, $0.001 par value per share, of which 6,200,000 pre-split shares were issued and outstanding as of June 23, 2008, the Record Date. Each outstanding share is entitled to one vote. Only shareholders of record at the close of business on the Record Date were entitled to notice. The shares are fully paid, non-assessable, without pre-emptive rights, and do not carry cumulative voting rights. Holders of common shares are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common shares are entitled to share ratably in dividends, if any, as may be declared by the Company from time-to-time, from funds legally available. In the event of a liquidation, dissolution, or winding up of the Company, the holders of shares of common stock are entitled to share on a pro-rata basis all assets remaining after payment in full of all liabilities.

The Nevada corporate law, NRS 78.320, permits stockholders to approve certain actions by written consent without the necessity of a shareholders meeting. Certain shareholders, owning approximately 51.2% of the outstanding shares of common stock have approved, by written consent, the actions described in this Information Statement.

Recent Change in Control

Effective May 9, 2008, Mr. Hilary Vieira of Toronto, Canada, and other investors acquired the common stock of Photomatica, Inc. (“Photomatica”) owned by Mr. Alain Kardus, its former principal stockholder, and other stockholders of Photomatica. As a result of these transactions, Mr. Vieira became the controlling stockholder of Photomatica, owning 3,200,000 pre-split shares of Common Stock which represented approximately fifty percent (50%) of its then issued and outstanding Common Stock. The consideration paid by Mr. Vieira and the other purchasers was $500,000 (U.S.), and was paid with their personal funds. As part of the transaction, 3,800,000 pre-split shares of Common Stock previously held by Mr. Kardos were cancelled. As part of the transaction, Mr. Kardus agreed to resign as the sole director of Photomatica and to simultaneously appoint Mr. Vieira as the sole director of Photomatica, and agreed to appoint Mr. Vieira as the new Chief Executive Officer, President, Treasurer and Secretary of Photomatica.

Effective May 9, 2008, Mr. Hilary Vieira was appointed as the sole director of Photomatica and became its Chief Executive Officer, President, Treasurer and Secretary; and filled the vacancies created by the simultaneous resignation of Mr. Alain Kardos from such positions. As a result, Mr. Vieira is presently the only officer and director of Photomatica.

Current Stock Ownership

The following table sets forth information regarding the post-split beneficial ownership of our Common Stock as of July 7, 2008, by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of Common Stock;

•	each of our officers and directors; and

•	all our officers and directors as a group.

Unless otherwise indicated, we believe that the person named in the table has sole voting and investment power with respect to all shares of Common Stock beneficially owned by him.

Name and Address of Beneficial Owner	Number of Shares of Common Stock	Percent of total shares of outstanding common stock
Hilary Vieira (1) 1881 Yonge Street Toronto, Ontario, Canada M4S 3C4	15,000,000	48.4%

All executive officers and directors as a group	15,000,000	50%
______________
(1)	Excludes 875,000 shares of common stock owned by the adult daughter of Mr. Vieira who does not reside with him.

GENERAL INFORMATION

General Information Concerning the Company

Photomatica, Inc. (the "Company") is a Nevada corporation formed on February 22, 2006. The Company is a public company whose securities are quoted on the over-the-counter electronic bulletin board under the symbol "PHMA."

Outstanding Shares and Voting Rights

On June 23, 2008, the Company had 6,200,000 pre-split shares of Common Stock issued and outstanding. Effective July 1, 2008, the issued and outstanding common stock of Photomatica was split 5-to-1; and as a result, the Company presently has 31,000,000 post-split shares of Common Stock, par value $0.001, issued and outstanding.

Upon filing of the Amendment to the Articles of Incorporation with the Nevada Secretary of State, the name change of the Company will be effective.

Approval of the Name Change

The proposed change of the Company's name to "Secure Runway Systems Corp.," or such similar name as determined by the Board of Directors, is intended to convey more clearly a sense of the Company's current business. Approval of the name change requires the affirmative consent of at least a majority of the outstanding shares of Common Stock of the Company. Shareholders, including its sale officer and director, holding a total of 3,325,000 pre-split shares of Common Stock, representing approximately 51.2% of the outstanding shares of Common Stock, have already given their written consent.

Approval of the Company's 2008 Stock Option, SAR and Stock Bonus Consultant Plan

Approval of the Company's 2008 Stock Option, SAR and Stock Bonus Consultant Plan requires the affirmative consent of at least a majority of the outstanding shares of Common Stock. Shareholders holding a total of 3,175,000 pre-split shares of Common Stock, representing approximately 51.2% of the outstanding shares of Common Stock, have already given their written consent.

Record Date

The close of business June 23, 2008, was fixed as the record date for the determination of shareholders entitled to receive this Information Statement.

Dissenters' Rights of Appraisal

The Nevada corporate law does not provide any dissenters' rights with respect to the matters contemplated in this Information Statement. Therefore, no dissenter's rights of appraisal will be given in connection with these actions.

Expenses of Information Statement

The expenses of mailing this Information Statement will be borne by the Company, including expenses in connection with the preparation and mailing of this Information Statement and all documents that now accompany or may hereafter supplement it. It is contemplated that brokerage houses, custodians, nominees, and fiduciaries will be requested to forward the Information Statement to the beneficial owners of the Common Stock held of record by such persons and that the Company will reimburse them for their reasonable expenses incurred in connection therewith.

Summary of Cash and Other Compensation

The following sets forth the compensation of the Company’s executive officers for the fiscal years ended September 30, 2007 and 2006:

	Annual Compensation				Long Term Compensation
				Awards			Payouts

				Other		Securities
				Annual	Restricted	Underlying	LTIP	All Other
				Compen-	Stock	Options/	LTIP	Compen-
Name and Principal Position	Year	Salary	Bonus	sation	Award(s)	SARs	Payouts	sations

Alain Kardos	2007	$0	$0	$0	$0	$0	$0	$0
President and	2008	$0	$0	$0	$0	$0	$0	$0
Chief Executive Officer

All directors	2007	$0	$0	$0	$0	$0	$0	$0
officers as a group	2008	$0	$0	$0	$0	$0	$0	$0

The Company has no agreement or understanding, express or implied, with any officer, director, or principal stockholders, or their affiliates or associates, regarding employment with the Company or compensation for services. The Company has no plan, agreement, or understanding, express or implied, with any officer, director, or principal stockholder, or their affiliates or associates, regarding the issuance to such persons of any shares of the Company’s authorized and unissued common stock. There is no understanding between the Company and any of its present stockholders regarding the sale of a portion or all of the Common Stock currently held by them in connection with any future participation by the Company in a business.

There are no plans, understandings, or arrangements whereby any of the Company’s officers, directors, or principal stockholders, or any of their affiliates or associates, would receive funds, stock, or other assets in connection with the Company’s participation in a business. No advances have been made or contemplated by the Company to any of its officers, directors, or principal stockholders, or any of their affiliates or associates.

There is no policy that prevents management from adopting a plan or agreement in the future that would provide for cash or stock based compensation for services rendered to the Company.

AMENDMENT TO ARTICLES OF INCORPORATION

The proposed amendment to the Company's Articles of Incorporation will cause the Company to change the name of the Company to "Secure Runway Systems Corp.," or such similar name as determined by the Board of Directors. Upon filing of the Amendment to the Articles of Incorporation with the Secretary of State of the State of Nevada, the name change will be effective.

The Nevada corporate law (NRS 78.010 et seq) (the "Nevada Law") requires the approval of shareholders who hold at least a majority of the voting power present at a meeting at which a quorum is present to amend the Company's Articles of Incorporation to change its name. The Nevada Law also permits actions that would otherwise require a vote at a meeting of shareholders to be taken by written consent of the holders of at least the number of shares that would be necessary to authorize such actions at a meeting (NRS 78.320).

Shareholders who own approximately 51.2% of the issued and outstanding voting securities of the Company, including officers and directors, have consented to amend the Company's Articles of Incorporation to change its name to "Secure Runway Systems Corp.," or such similar name as decided by the Board of Directors.

APPROVAL OF THE 2008 STOCK OPTION, SAR AND STOCK BONUS CONSULTANT PLAN

The Company's Board of Directors has adopted a 2008 Stock Option, SAR and Stock Bonus Consultant Plan (the "Plan"). Shareholders who hold approximately 51.2% of the outstanding Common Stock of the Company have approved the Plan. The Plan designates a Stock Option Committee appointed by the Board of Directors and authorizes the Stock Option committee to grant or award to eligible participants of the Company and its subsidiaries and affiliates, stock options, stock appreciation rights, restricted stock performance stock awards and Bonus Stock awards for up to 3,000,000 shares of the Common Stock of the Company. The initial members of the Stock Option Committee have not yet been appointed. There are no awards outstanding under the Plan. A complete copy of the Plan is attached hereto as Exhibit A.

The following is a general description of certain features of the Plan:

1. Eligibility. Officers, other key employees and consultants of the Company, its subsidiaries and its affiliates who are responsible for the management, growth and profitability of the business of the Company, its subsidiaries and its affiliates, are eligible to be granted stock options, stock appreciation rights, and restricted or deferred stock awards under the Plan. Directors are eligible to receive Stock Options.

2. Administration. The Plan is administered by the Stock Option Committee (the "Committee") of the Company. The Committee has full power to select, from among the persons eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to any participants and to determine the specific terms of each grant, subject to the provisions of the Plan.

3. Stock Options. The Plan permits the granting of non-transferable stock options that are intended to qualify as incentive stock options ("ISO's") under section 422 of the Internal Revenue Code of 1986, and stock options that do not so qualify ("Non-Qualified Stock Options"). The option exercise price for each share covered by an option shall be determined by the Committee but shall not be less than 100% of the fair market value of a share on the date of grant for ISO's, and not less than 85% of the fair market value of a share on the date of grant for Non-Qualified Stock Options. The term of each option will be fixed by the Committee, but may not exceed 10 years from the date of the grant in the case of an ISO or 10 years and two days from the date of the grant in the case of a Non-Qualified Stock Option. In the case of 10% stockholders, no ISO shall be exercisable after the expiration of five (5) years from the date the ISO is granted.

4. Stock Appreciation Rights. Non-transferable stock appreciation rights ("SAR's") may be granted in conjunction with options, entitling the holder upon exercise to receive an amount in any combination of cash or unrestricted common stock of the Company (as determined by the Committee), not greater in value than the increase since the date of grant in the value of the shares covered by such right. Each SAR will terminate upon the termination of the related option.

5. Restricted Stock. Restricted shares of the common stock may be awarded by the Committee subject to such conditions and restrictions as they may determine. The Committee shall also determine whether a recipient of restricted shares will pay a purchase price per share or will receive such restricted shares without any payment in cash or property. No Restricted Stock Award may provide for restrictions beyond ten (10) years from the date of grant.

6. Performance Stock. Performance shares of Common Stock may be awarded without any payment for such shares by the Committee if specified performance goals established by the Committee are satisfied. The designation of an employee eligible for a specific Performance Stock Award shall be made by the Committee in writing prior to the beginning of the period for which the performance is based. The Committee shall establish the maximum number of shares to stock to be issued to a designated Employee if the performance goal or goals are met. The Committee reserves the right to make downward adjustments in the maximum amount of an Award if, in it discretion unforeseen events make such adjustment appropriate. The Committee must certify in writing that a performance goal has been attained prior to issuance of any certificate for a Performance Stock Award to any Employee.

7. Bonus Stock. The Committee may award shares of Common Stock to Eligible Persons, without any payment for such shares and without any specified performance goals. The Employees eligible for bonus Stock Awards are senior officers and consultants of the Company and such other employees designated by the Committee.

8. Transfer Restrictions. Grants under the Plan are not transferable except, in the event of death, by will or by the laws of descent and distribution.

9. Termination of Benefits. In certain circumstances such as death, disability, and termination without cause, beneficiaries in the Plan may exercise Options, SAR's and receive the benefits of restricted stock grants following their termination or their employment or tenure as a director as the case may be.

10. Change of Control. The Plan provides that (a) in the event of a "Change of Control" (as defined in the Plan), unless otherwise determined by the Committee prior to such Change of Control, or (b) to the extent expressly provided by the Committee at or after the time of grant, in the event of a "Potential Change of Control" (as defined in the Plan), (i) all stock options and related SAR's (to the extent outstanding for at least six months) will become immediately exercisable: (ii) the restrictions and deferral limitations applicable to outstanding restricted stock awards and deferred stock awards will lapse and the shares in question will be fully vested: and (iii) the value of such options and awards, to the extent determined by the Committee, will be cashed out on the basis of the highest price paid (or offered) during the preceding 60-day period, as determined by the Committee. The Change of Control and Potential Change of Control provisions may serve as a disincentive or impediment to a prospective acquirer of the Company and, therefore, may adversely affect the market price of the common stock of the Company.

11. Amendment of the Plan. The Plan may be amended from time to time by majority vote of the Board of Directors provided as such amendment may affect outstanding options without the consent of an option holder nor may the plan be amended to increase the number of shares of common stock subject to the Plan without stockholder approval.

Shareholders should note that certain disadvantages may result from the adoption of the Plan. Pursuant to the plan the Company is reserving the right to issue up to 3,000,000 shares of New Common Stock. Such issuances may be in the form of stock options, stock appreciation rights, restrictive stock awards, performance stock or bonus stock. Each of these issuances may be made at prices below the then current market price of the Company's Common Stock, or at the time of exercise the exercise price may be below current market prices of the Company's Common Stock. Accordingly, the sale of these shares may adversely affect the market price of our Common Stock. The issuance of shares upon the exercise of stock options may also result in substantial dilution to the interests of other stockholders. Additionally, the issuance of shares under the plan will result in the reduction of shareholder's interest of the Company with respect to earnings per share, voting, liquidation and book value per share.

Federal Income Tax Consequences

The following discussion summarizes U.S. federal tax treatment of options granted under the Plan under federal tax laws currently in effect. The rules governing the tax treatment of options are quite technical and thefollowing discussion is necessarily general in nature and does not purport to be complete. The statutory provisions and interpretations described below are, of course, subject to change, and their application may vary in individual circumstances. Optionees are encouraged to seek professional tax advice when exercising Awards under the Plan.

Non-Qualified Stock Options. If an optionee is granted options under the Plan that constitute non-qualified stock options, the optionee will not have taxable income on the grant of the option, nor will the Company be entitled to any deduction. Generally, on exercise of non-qualified stock options, an optionee will recognize ordinary income, and the Company will be entitled to a deduction, in an amount equal to the difference between the exercise price and the fair market value of the common stock on the date of exercise. The holder's basis for the Common Stock for purposes of determining gain or loss on subsequent disposition of such shares generally will be the fair market value of the common stock on the date the optionee exercises the stock option. Any subsequent gain or loss will be generally taxable as capital gains or losses.

Incentive Stock Options. There is no taxable income to an optionee when he is granted an option under the Plan that constitutes an ISO or when that option is exercised. However, the amount by which the fair market value of the common stock at the time of exercise exceeds the exercise price will be an "item of tax preference" for the optionee. Gain realized by the optionee on the sale of an ISO is taxable at capital gains rates, and no tax deduction is available to the Company, unless the optionee disposes of the common stock within (a) two years after the date of grant of the ISO or (b) within one year of the date the common stock was transferred to the optionee. If the shares of common stock are sold or otherwise disposed of before the end of the one-year and two-year periods specified above, the difference between the exercise price and the fair market value of the common stock on the date of the option's exercise will be taxed at ordinary income rates, and the Company will be entitled to a deduction to the extent the optionee must recognize ordinary income. An ISO exercised more than three months after an optionee retires, other than by reason of death or disability, will be taxed as a non-qualified stock option, and the optionee will have been deemed to have received income on the exercise taxable at ordinary income rates. The Company will be entitled to a tax deduction equal to the ordinary income, if any, realized by the optionee.

SARs. No taxable income is realized on the receipt of an SAR, but on exercise of the SAR the fair market value of the common stock (or cash in lieu of common stock) received must be treated as compensation taxable as ordinary income to the optionee in the year of the exercise. The Company will be entitled to a deduction for compensation paid in the same amount which the optionee realized as ordinary income.

Stock Awards. The taxation of stock awards will depend in part on the type of stock award that is granted. However, if an employee has been granted a restricted stock unit, he will generally not realize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time. Instead, the employee will generally recognize ordinary income at the time a restricted stock unit becomes vested (that is, when the Committee approves the release of the restricted stock unit) in an amount equal to the fair market value of the common stock that becomes vested pursuant to such restricted stock unit (plus the amount of any dividend equivalents awarded with respect to the restricted stock unit and interest thereon), and the Company will be entitled to a corresponding deduction.

The foregoing is only a summary of certain federal income tax consequences under the Plan. It does not purport to be complete and does not discuss the tax consequences arising in the context of a participant's death or the income tax laws of any municipality, state or foreign country in which the participant's income or gain may be taxable.

The foregoing is only a summary of the Plan and is qualified in its entirety by reference to its full text, a copy of which is attached hereto as Exhibit A.

AVAILABLE INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934 and, in accordance therewith, files reports and other information with the Commission. Previous registration statements and such reports and other information may be inspected without charge at the Public Reference Room maintained by the U.S. Securities and Exchange Commission (the "Commission") at 100 F. Street, N.E., Washington, D.C. 20549. Copies of such material may be obtained from the Public Reference Room of the Commission at 450 Fifth Street, N.W., Washington D.C. 20549, at prescribed rates. Information on the operation of the Public Reference Room is available by calling the Commission at 1-800-SEC-0330. In addition, the Commission maintains an Internet site where the Registration Statement and other information filed with the Commission may be retrieved, and the address of such site is http://www.sec.gov. Statements made in this Information Statement concerning the contents of any document referred to herein are not necessarily complete.

By Order of the Board of Directors of

PHOTOMATICA, INC.

By: ___________________________________
Hilary Vieira, Chief Executive Officer, President and Director

EXHIBIT A

2008 Stock Option, SAR and Stock Bonus Consultant Plan

ARTICLE 1

General Provisions

1.1    Purpose. The purpose of the 2008 Stock Option, SAR and Stock Bonus Consultant Plan (the “Plan”) shall be to retain and compensate directors, officers, employees and independent consultants (the "Participants") of Secure Runway Systems Corp. (the "Company") and its subsidiaries, if any, by way of granting (i) non-qualified stock options ("Stock Options"), (ii) non-qualified stock options with stock appreciation rights attached ("Stock Option SAR’s"), and (iii) stock bonuses. Directors, officers and employees of the Company are not eligible to participate in this Plan. In addition, no person shall be a Participant in this Plan in consideration for consulting or other services related to capital raising activities for the Company or related to any stock promotion activities for the Company. For the purpose of this Plan, Stock Option SAR’s are sometimes collectively herein called "SAR’s;" and Stock Options. The Stock Options to be granted are intended to be "non-qualified stock options" as described in Sections 83 and 421 of the Code. Furthermore, under the Plan, the terms "parent" and "subsidiary" shall have the same meaning as set forth in Subsections (e) and (f) of Section 425 of the Code unless the context herein clearly indicates to the contrary.

1.2    General. The terms and provisions of this Article I shall be applicable to Stock Options and SAR’s unless the context herein clearly indicates to the contrary.

1.3    Administration of the Plan. The Plan shall be administered by the Stock Plan Committee (the "Committee") appointed by the Board of Directors (the "Board") of the Company and consisting of at least one member from the Board. The members of the Committee shall serve at the pleasure of the Board. The Committee shall have the power where consistent with the general purpose and intent of the Plan to (i) modify the requirements of the Plan to conform with the law or to meet special circumstances not anticipated or covered in the Plan, (ii) suspend or discontinue the Plan, (iii) establish policies and (iv) adopt rules and regulations and prescribe forms for carrying out the purposes and provisions of the Plan including the form of any "stock option agreements" ("Stock Option Agreements"). Unless otherwise provided in the Plan, the Committee shall have the authority to interpret and construe the Plan, and determine all questions arising under the Plan and any agreement made pursuant to the Plan. Any interpretation, decision or determination made by the Committee shall be final, binding and conclusive. A majority of the Committee shall constitute a quorum, and an act of the majority of the members present at any meeting at which a quorum is present shall be the act of the Committee.

1.4    Shares Subject to the Plan. Shares of stock ("Stock") covered by Stock Options, SAR’s, and stock bonuses shall consist of 3,000,000 shares of the Common Stock, $.001 par value, of the Company. Either authorized and unissued shares or treasury shares may be delivered pursuant to the Plan. If any Option for shares of Stock, granted to a Participant lapses, or is otherwise terminated, the Committee may grant Stock Options, SAR’s and stock bonuses for such shares of Stock to other Participants. However, neither Stock Options nor SAR’s shall be granted again for shares of Stock which have been subject to SAR’s which are surrendered in exchange for cash or shares of Stock issued pursuant to the exercise of SAR’s as provided in Article II hereof.

1.5    Participation in the Plan. The Committee shall determine from time to time those Participants who are to be granted Stock Options, SAR’s and stock bonuses and the number of shares of Stock covered thereby.

1.6    Determination of Fair Market Value. As used in the Plan, "fair market value" shall mean on any particular day (i) if the Stock is listed or admitted for trading on any national securities exchange or the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System, the last sale price, or if no sale occurred, the mean between the closing high bid and low asked quotations, for such day of the Stock on the principal securities exchange on which shares of Stock are listed, (ii) if Stock is not traded on any national securities exchange but is quoted on the National Association of Securities Dealers, Inc., Automated Quotation System, the NASD electronic bulletin board, or any similar system of automated dissemination of quotations or securities prices in common use, the mean between the closing high bid and low asked quotations for such day of the Stock on such system, (iii) if neither clause (i) nor (ii) is applicable, the mean between the high bid and low asked quotations for the Stock as reported by the National Quotation Bureau, Incorporated if at least two securities dealers have inserted both bid and asked quotations for shares of the Stock on at least five (5) of the ten (10) preceding days, (iv) in lieu of the above, if actual transactions in the shares of Stock are reported on a consolidated transaction reporting system, the last sale price of the shares of Stock on such system or, (v) if none of the conditions set forth above is met, the fair market value of shares of Stock as determined by the Board. Provided, for purposes of determining "fair market value" of the Common Stock of the Company, such value shall be determined without regard to any restriction other than a restriction which will never lapse.

1.7    Adjustments Upon Changes in Capitalization. The aggregate number of shares of Stock under Stock Options granted under the Plan, the Option Price and the total number of shares of Stock which may be purchased by a Participant on exercise of a Stock Option shall be approximately adjusted by the Committee to reflect any recapitalization, stock split, merger, consolidation, reorganization, combination, liquidation, stock dividend or similar transaction involving the Company except that a dissolution or liquidation of the Company or a merger or consolidation in which the Company is not the surviving or the resulting corporation, shall cause the Plan and any Stock Option, or SAR granted thereunder, to terminate upon the effective date of such dissolution, liquidation, merger or consolidation. Provided, that for the purposes of this Section 1.7, if any merger, consolidation or combination occurs in which the Company is not the surviving corporation and is the result of a mere change in the identity, form or place of organization of the Company accomplished in accordance with Section 368(a)(1)(F) of the Code, then, such event will not cause a termination. Appropriate adjustment may also be made by the Committee in the terms of a SAR to reflect any of the foregoing changes.

1.8    Amendment and Termination of the Plan. The Plan shall terminate at midnight, August 10, 2013, but prior thereto may be altered, changed, modified, amended or terminated by written amendment approved by the Board. Provided, that no action of the Board may, without the approval of the Board of Directors, increase the aggregate number of shares of Stock which may be purchased under Stock Options, SAR’s or stock bonuses granted under the Plan; or withdraw the administration of the Plan from the Committee. Except as provided in this Article I, no amendment, modification or termination of the Plan shall in any manner adversely affect any Stock Option or SAR theretofore granted under the Plan without the consent of the affected Participant.

1.9    Effective Date. The Plan shall become effective on August 11, 2008.

1.10    Securities Law Requirements. The Company shall have no liability to issue any Stock hereunder unless the issuance of such shares would comply with any applicable federal or state securities laws or any other applicable law or regulations thereunder.

1.11    Separate Certificates. Separate certificates representing the Common Stock of the Company to be delivered to a Participant upon the exercise of any Stock Option, or SAR will be issued to such Participant.

1.12    Payment for Stock; Receipt of Stock or Cash in Lieu of Payment.

(a)    Payment for Stock. Payment for shares of Stock acquired under this Plan shall be made in full and in cash or check made payable to the Company. Provided, payment for shares of Stock purchased under this Plan may also be made in Common Stock of the Company or a combination of cash and Common Stock of the Company in the event that the purchase of shares is pursuant to the exercise of rights under an SAR attached to the Option and which is exercisable on the date of exercise of the Option. In the event that Common Stock of the Company is utilized in consideration for the purchase of Stock upon the exercise of a Stock Option, then, such Common Stock shall be valued at the "fair market value" as defined in Section 1.6 of the Plan.

(b)    Receipt of Stock or Cash in Lieu of Payment. Furthermore, a Participant may exercise an Option without payment of the Option Price in the event that the exercise is pursuant to rights under an SAR attached to the Option and which is exercisable on the date of exercise of the Option. In the event an Option with an SAR attached is exercised without payment of the Option Price, the Participant shall be entitled to receive either (i) a cash payment from the Company equal to the excess of the total fair market value of the shares of Stock on such date as determined with respect to which the Option is being exercised over the total cash Option Price of such shares of Stock as set forth in the Option or (ii) that number of whole shares of Stock as is determined by dividing (A) an amount equal to the fair market value per share of Stock on the date of exercise into (B) an amount equal to the excess of the total fair market value of the shares of Stock on such date with respect to which the Option is being exercised over the total cash Option Price of such shares of Stock as set forth in the Option, and fractional shares will be rounded to the next lowest number and the Participant will receive cash in lieu thereof.

1.13    Incurrence of Disability. A Participant shall be deemed to have terminated consulting and incurred a disability ("Disability") if such Participant suffers a physical or mental condition which, in the judgment of the Committee, totally and permanently prevents a Participant from engaging in any substantial gainful consulting with the Company or a subsidiary.

1.14    Grants of Options and Stock Option Agreement. Each Stock Option and/or SAR granted under this Plan shall be evidenced by the minutes of a meeting of the Committee or by the written consent of the Committee and by a written Stock Option Agreement effective on the date of grant and executed by the Company and the Participant. Each Option granted hereunder shall contain such terms, restrictions and conditions as the Committee may determine, which terms, restrictions and conditions may or may not be the same in each case.

1.15    Use of Proceeds. The proceeds received by the Company from the sale of Stock pursuant to the exercise of Options granted under the Plan shall be added to the Company's general funds and used for general corporate purposes.

1.16    Non-Transferability of Options. Except as otherwise herein provided, any Option or SAR granted shall not be transferable otherwise than by will or the laws of descent and distribution, and the Option may be exercised, during the lifetime of the Participant, only by him or her. More particularly (but without limiting the generality of the foregoing), the Option and/or SAR may not be assigned, transferred (except as provided above), pledged or hypothecated in any way, shall not be assignable by operation of law and shall not be subject to execution, attachment, or similar process. Any attempted assignment, transfer, pledge, hypothecation, or other disposition of the Option and/or SAR contrary to the provisions hereof shall be null and void and without effect.

1.17    Additional Documents on Death of Participant. No transfer of an Option and/or SAR by the Participant by will or the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice and an unauthenticated copy of the will and/or such other evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the successor to the Option and/or SAR of the terms and conditions of such Option and/or SAR.

1.18    Changes in Consultant Relationships. So long as the Participant shall continue to be a consultant of the Company or any one of its subsidiaries, any Option granted to him or her shall not be affected by any change of duties or position. Nothing in the Plan or in any Stock Option Agreement which relates to the Plan shall confer upon any Participant any right to continue as a consultant of the Company or of any of its subsidiaries, or interfere in any way with the right of the Company or any of its subsidiaries to terminate the consulting arrangement at any time.

1.19    Shareholder Rights. No Participant shall have a right as a shareholder with respect to any shares of Stock subject to an Option prior to the purchase of such shares of Stock by exercise of the Option.

1.20    Right to Exercise Upon Company Ceasing to Exist. Where dissolution or liquidation of the Company or any merger consolidation or combination in which the Company is not the surviving corporation occurs, the Participant shall have the right immediately prior to such dissolution, liquidation, merger, consolidation or combination, as the case may be, to exercise, in whole or in part, his or her then remaining Options whether or not then exercisable, but limited to that number of shares that can be acquired without causing the Participant to have an "excess parachute payment" as determined under Section 280G of the Code determined by taking into account all of Participant's "parachute payments" determined under Section 280G of the Code. Provided, the foregoing notwithstanding, after the Participant has been afforded the opportunity to exercise his or her then remaining Options as provided in this Section 1.21, and to the extent such Options are not timely exercised as provided in this Section 1.21, then, the terms and provisions of this Plan and any Stock Option Agreement will thereafter continue in effect, and the Participant will be entitled to exercise any such remaining and unexercised Options in accordance with the terms and provisions of this Plan and such Stock Option Agreement as such Options thereafter become exercisable. Provided further, that for the purposes of this Section 1.21, if any merger, consolidation or combination occurs in which the Company is not the surviving corporation and is the result of a mere change in the identity, form, or place of organization of the Company accomplished in accordance with Section 368(a)(1)(F) of the Code, then, such event shall not cause an acceleration of the exercisability of any such Options granted hereunder.

1.21    Assumption of Outstanding Options and SAR’s. To the extent permitted by the then applicable provisions of the Code, any successor to the Company succeeding to, or assigned the business of, the Company as the result of or in connection with a corporate merger, consolidation, combination, reorganization or liquidation transaction shall assume Options and SAR’s outstanding under the Plan or issue new Options and/or SAR’s in place of outstanding Options and/or SAR’s under the Plan, as determined in its sole discretion.

ARTICLE II

Terms of Stock Options and Exercise

2.1    General Terms.

(a)    Grant and Terms for Stock Options. Stock Options shall be granted by the Committee on the following terms and conditions: No Stock Option shall be exercisable within six months from the date of grant (except as specifically provided in Subsection 2.l(c) hereof, with regard to the death or Disability of a Participant), nor more than five years after the date of grant. Subject to such limitation, the Committee shall have the discretion to fix the period (the "Option Period") during which any Stock Option may be exercised. Stock Options granted shall not be transferable except by will or by the laws of descent and distribution, Stock Options shall be exercisable only by the Participant while actively retained as a consultant by the Company or a subsidiary, except that (i) any such Stock Option granted and which is otherwise exercisable, may be exercised by the personal representative of a deceased Participant within 12 months after the death of such Participant (but not beyond the Option Period of such Stock Option), (ii) if a Participant terminates his position as a consultant with the Company or a subsidiary on account of Retirement, such Participant may exercise any Stock Option which is otherwise exercisable at any time within three months of such date of termination and (iii) if a Participant terminates his position as a consultant with the Company or a subsidiary on account of incurring a Disability, such Participant may exercise any Stock Option which is otherwise exercisable at any time within 12 months of such date of termination. If a Participant should die during the applicable three-month or 12-month period following the date of such Participant's termination on account of Disability, the rights of the personal representative of such deceased Participant as such relate to any Stock Options granted to such deceased Participant shall be governed in accordance with Subsection 2.1(a)(i) of this Article II.

(b)    Option Price. The option price ("Option Price") for shares of Stock subject to a Stock Option shall be determined by the Committee, but in no event shall the Option Price of Stock Options be less than 85% of the "fair market value" of the Stock on the date of grant.

(c)    Acceleration of Otherwise Unexercisable Stock Option on Death, Disability or Other Special Circumstances. The Committee, in its sole discretion, may permit (i) a Participant who terminates his position as a consultant due to a Disability, (ii) the personal representative of a deceased Participant, or (iii) any other Participant who terminates his position as a consultant upon the occurrence of special circumstances (as determined by the Committee) to exercise and purchase (within three months of such date of termination of consulting arrangement, or 12 months in the case of a deceased or disabled Participant; all or any part of the shares subject to Stock Option on the date of the Participant's Disability, death, or as the Committee otherwise so determines, notwithstanding that all installments, if any, with respect to such Stock Option, had not accrued on such date. Provided, such discretionary authority of the Committee shall not be exercised with respect to any Stock Option (or portion thereof) if the applicable six-month waiting period for exercise had not expired except in the event of the death or disability of the Participant when the personal representative of the deceased Participant or the disabled Participant may, with the consent of the Committee, exercise such Stock Option notwithstanding the fact that the applicable six-month waiting period had not yet expired.

(d)    Number of Stock Options Granted. Participants may be granted more than one Stock Option. In making any such determination, the Committee shall obtain the advice and recommendation of the officers of the Company or a subsidiary which have supervisory authority over such Participants. The granting of a Stock Option under the Plan shall not affect any outstanding Stock Option previously granted to a Participant under the Plan.

(e)    Notice of Exercise Stock Option. Upon exercise of a stock option, a Participant shall give written notice to the Secretary of the Company, or other officer designated by the Committee, at the Company's principal executive office. No Stock shall be issued to any Participant until the Company receives full payment for the Stock purchased, if applicable, and any required state and federal withholding taxes.

ARTICLE III

SAR’s

3.1    General Terms.

(a)    Grant and Terms of SAR’s. The Committee may grant SAR’s to Participants in connection with Stock Options granted under the Plan. SAR’s shall not be exercisable (i) earlier than six months from the date of grant except as specifically provided in Subsection 3.l(b) hereof in the case of the death or Disability of a Participant, and (ii) shall terminate at such time as the Committee determines and shall be exercised only upon surrender of the related Stock Option and only to the extent that the related Stock Option (or the portion thereof as to which the SAR is exercisable) is exercised. SAR’s may be exercised only by the Participant while actively engaged as a consultant by the Company or a subsidiary except that (i) any SAR’s previously granted to a Participant which are otherwise exercisable may be exercised, with the approval of the Committee, by the personal representative of a deceased Participant, even if such death should occur within six months of the date of grant (but not beyond the expiration date of such SAR), and (ii) if a Participant terminates his position as a consultant with the Company or a subsidiary, as the case may be, on account of incurring a Disability, such Participant may exercise any SAR’s which are otherwise exercisable, with the approval of the Committee, anytime within 12 months of termination by Disability. If a Participant should die during the applicable three-month period following the applicable 12 month period following the date of termination on account of Disability, the rights of the personal representative of such deceased Participant as such relate to any SAR’s granted to such deceased Participant shall be governed in accordance with (i) of the second sentence of this Subsection 3.l(a) of this Article III. The applicable SAR shall (i) terminate upon the termination of the underlying Stock Option, as the case may be, (ii) only be transferable at the same time and under the same conditions as the underlying Stock Option is transferable, (iii) only be exercised when the underlying Stock Option is exercised, and (iv) may be exercised only if there is a positive spread between the Option Price, as applicable and the "fair market value" of the Stock for which the SAR is exercised.

(b)    Acceleration of Otherwise Unexercisable SAR’s upon Death, Disability or Other Special Circumstances. The Committee, in its sole discretion, may permit (i) a Participant who terminates his position as a consultant with the Company or a subsidiary due to a Disability, (ii) the personal representative of such deceased Participant, or (iii) any other Participant who terminates employment as a consultant with the Company or a subsidiary upon the occurrence of special circumstances (as determined by the Committee) to exercise (within 12 months in the case of a disabled or deceased Participant) all or any part of any such SAR’s previously granted to such Participant as of the date of such Participant's Disability, death, or as the Committee otherwise so determines, notwithstanding that all installments, if any with respect to such SAR’s, had not accrued on such date. Provided, such discretionary authority of the Committee may not be exercised with respect to any SAR (or portion thereof if the applicable six-month waiting period for exercise had not expired as of such date, except (i) in the event of the Disability of the Participant or (ii) the death of the Participant, when such disabled Participant or the personal representative of such deceased Participant may, with the consent of the Committee, exercise such SAR’s notwithstanding the fact that the applicable six-month waiting period had not yet expired.

(c)    Form of Payment of SAR’s. The Participant may request the method and combination of payment upon the exercise of a SAR; however, the Committee has the final authority to determine whether the value of the SAR shall be paid in cash or shares of Stock or both. Upon exercise of a SAR, the holder is entitled to receive the excess amount of the "fair market value" of the Stock (as of the date of exercise) for which the SAR is exercised over the Option Price, as applicable, under the related Stock Option, as the case may be. All applicable federal and state withholding taxes will be paid by the Participant to the Company upon the exercise of a SAR since the excess amount described above will be required to be included within taxable income in accordance with Sections 61 and 83 of the Code.

SECURE RUNWAY SYSTEMS CORP.

By:
Hilary Vieira, Chief Executive Officer and President

Date Plan adopted and approved by the Board of Directors: June 16, 2008

Date Plan Effective: August 11, 2008